SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 15, 2009

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	0-12379	31-1042001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Smith Road Cincinnati, Ohio		45209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of First Financial Bancorp (“Company”) elected Murph Knapke as its new chairman effective June 15, 2009. Mr. Knapke has served on the board as an independent director since 1983. He replaces Barry Porter who retired from the board on June 15, 2009.   Mr. Porter served as an independent director on the Company’s board since 1988, and served as chairman since 2007.

Item 7.01	Regulation FD Disclosure.

The Company announced the results of its Annual Meeting of Shareholders held on June 15, 2009.   At the meeting, shareholders elected three directors for terms of three years to its nine member board of directors. Elected to the board were:
▪	Mark A. Collar
▪	Murph Knapke
▪	William J. Kramer

The Company’s shareholders also voted on and approved the following:
▪	2009 Employee Stock Plan;
▪	2009 Non-Employee Director Stock Plan;
▪	Non-binding advisory resolution on the Company’s executive compensation; and
▪	A non-binding shareholder proposal requesting the board of directors to consider taking steps to declassify the board of directors.

Shareholders also voted to ratify the appointment of Ernst & Young as the Company’s independent registered accounting firm.

A proposal to amend the Company’s Articles of Incorporation to increase the authorized number of preferred shares was withdrawn and was not presented at the meeting.

As a result of the passage of the shareholder proposal to declassify the board, the Company’s board of directors will review and carefully consider the proposal.

Final vote totals will be included in the Company’s quarterly report for the quarter ended June 30, 2009, that the Company expects will be filed with the United States Securities and Exchange Commission no later than August 10, 2009.

First Financial Bancorp does not intend for this Item 7.01 to be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President and
Chief Financial Officer

Date: June 19, 2009